EXHIBIT 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter’s, Inc. Announces Leadership Changes

•President & Chief Operating Officer Brian J. Lynch to retire after more than 18 years with the Company
•Executive Vice President, Retail and Chief Merchandising Officer Kendra D. Krugman to become Chief Creative and Growth Officer
•Executive Vice President & Chief Financial Officer Richard F. Westenberger to assume additional responsibilities of Chief Operating Officer
ATLANTA – Jan. 12, 2024 – Carter’s, Inc. (NYSE: CRI), the largest branded marketer in North America of apparel exclusively for babies and young children, today announced that Brian Lynch, President & Chief Operating Officer, has informed the Company of his decision to retire effective March 1, 2024. Upon his retirement, Mr. Lynch will consult with the Company and support the planned transition in leadership through February 2025.

“Brian has been an exceptional leader and contributor to our growth over his long career with Carter’s. He has led many areas of our Company, including product design and merchandising, our retail, wholesale and international businesses, and the development of our supply chain and operational capabilities,” said Michael D. Casey, Chairman and Chief Executive Officer. “Brian has been a highly valued advisor to me, our Leadership Team, and our Board of Directors. I am grateful for his many contributions and years of service to Carter’s.”

“We are fortunate to have a depth of long tenured and highly experienced leaders at Carter’s to support this transition in leadership,” added Mr. Casey. “Today, we are announcing our plan to expand the scope of responsibilities for Kendra Krugman and Richard Westenberger, two proven, experienced leaders who each possess a deep understanding of our business and marketplace.”

Effective March 1, 2024, Kendra Krugman, Executive Vice President, Retail and Chief Merchandising Officer, will be promoted to Senior Executive Vice President, Chief Creative and Growth Officer. Ms. Krugman will continue to lead the Company’s product design, merchandising, and retail teams. Additionally, she will collaborate with the Company’s Leadership Team to develop value-creating growth opportunities. Ms. Krugman joined Carter’s merchandising team in 2007 and has held various leadership positions of increasing responsibility. Among other things, Ms. Krugman led the development and growth of Carter’s Exclusive Brands sold through Target, Walmart, and Amazon.

Effective March 1, 2024, Richard Westenberger, Executive Vice President & Chief Financial Officer, will be promoted to Senior Executive Vice President, Chief Financial Officer & Chief Operating Officer, with added responsibility for the Company’s supply chain operations. Mr. Westenberger joined Carter’s in

2009 as Executive Vice President & Chief Financial Officer and currently leads the Company’s finance, information technology, real estate, and enterprise risk management organizations.

Ms. Krugman and Mr. Westenberger will report directly to Mr. Casey.

About Carter’s, Inc.
Carter’s, Inc. is the largest branded marketer in North America of apparel exclusively for babies and young children. The Company owns the Carter’s and OshKosh B’gosh brands, two of the most recognized brands in the marketplace. These brands are sold through over 1,000 Company-operated stores in the United States, Canada, and Mexico and online at www.carters.com, www.oshkosh.com, www.cartersoshkosh.ca, and www.carters.com.mx. Carter’s is the largest supplier of young children’s apparel to the largest retailers in North America. Its brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. The Company’s Child of Mine brand is available at Walmart, its Just One You brand is available at Target, and its Simple Joys brand is available on Amazon. The Company also owns Little Planet, a brand focused on organic fabrics and sustainable materials, and Skip Hop, a global lifestyle brand for families with young children. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.

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